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                                                                   EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration
Statement of Regions Financial Corporation on Form S-4 of our report dated February 16, 1996, appearing in the Annual Report on Form 10-KSB of American Bancshares of Houma, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
New Orleans, Louisiana

June 11, 1996